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                                                                    EXHIBIT 10.1


                                  AMENDMENT C
                             TO AGREEMENT TO ENGAGE
              MACKENZIE SHEA, INC. ("MSI") AS BUSINESS CONSULTANTS
                 FOR WANDERLUST INTERACTIVE, INC. ("WANDERLUST")
     [NAME HAS SINCE BEEN CHANGED TO ADRENALIN INTERACTIVE, INC. ("ADRN")]


This Agreement shall serve as Amendment C to the "Agreement to Engage Mackenzie Shea, Inc. ("MSI") as Business Consultants for Wanderlust Interactive, Inc." ("Wanderlust") [the "Agreement to Engage"] dated October 1, 1997. This Amendment shall be attached to the original "Agreement to Engage" as "Amendment C."

This Amendment C shall only amend Section V, titled "COMPENSATION", of the original "Agreement to Engage". No other terms or conditions of the original "Agreement to Engage" shall be altered or changed in any way as a result of this Amendment.

As of December 17, 1998, the Board of Directors of Adrenalin Interactive, Inc. ("ADRN") has approved the following Amendment.

V.   COMPENSATION

For additional effort toward a new business combination, all warrants described in Section V, titled "COMPENSATION" shall be amended so that they will now carry the exercise price of five cents per Share ($0.05/Share), and shall have an expiration date of December 31, 2000. These amendments shall also apply to any and all warrants described in any and all Amendments to the Agreement to Engage Mackenzie Shea, Inc. ("MSI") as Business Consultants for Wanderlust Interactive, Inc. ("Wanderlust") [the "Agreement to Engage"] dated October 1, 1997.

Also, in the case of a Business Combination being successfully consummated, MSI shall receive Common Stock equivalent to Five Percent (5%) of the total, fully diluted, outstanding shares of Adrenalin Interactive, Inc. ("ADRN") prior to the consummation of the Business Combination. For purposes hereof, options, warrants and/or other rights to purchase shares of Common Stock of Adrenalin (other than warrants whose exercise price has been amended hereby), which have exercise prices which are greater than the price of Adrenalin's Common Stock as of the date immediately prior to the date of the consummation of such Business Combination, shall not be deemed outstanding for purposes of calculating such Five Percent (5%).

If you are in agreement with the foregoing, please execute and return one copy of this letter to the undersigned. Thank you. We are very pleased to continue our relationship with you.

APPROVED AND AGREED:

MACKENZIE SHEA, INC.                    ADRENALIN INTERACTIVE (ADRN)
355 Bryant Street                       (Formerly Wanderlust Interactive, Inc.)
Suite 111                               5301 Beethoven Street, Suite 255
San Francisco, CA 94107                 Los Angeles, CA 90066


/s/ Robert W. Kendrick                  /s/ Jay Smith III
-------------------------------         -------------------------------------
Robert W. Kendrick, President           Jay Smith III, President

          12/22/98                                12/22/98
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Date                                    Date